This Registration Statement shall automatically become effective upon filing in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

As filed with the Securities and Exchange Commission on January 19, 1996 Registration No. 33-_________



		SECURITIES AND EXCHANGE COMMISSION
		    Washington, D.C. 20549


      		     	FORM S-8
	       	REGISTRATION STATEMENT
		             	UNDER
      		THE SECURITIES ACT OF 1933


        		HIGH PLAINS CORPORATION
	(Exact name of registrant as specified in its charter)

  Kansas		                        		48-0901658
(State of incorporation)	(I.R.S. Employer Identification No.)

        		200 W. Douglas, Ste. 820
	        	Wichita, Kansas  67202
 (Address, including zip code, of registrant's principal executive offices)

       		High Plains Corporation
       		1990 Stock Option Plan

       		High Plains Corporation
       		1992 Stock Option Plan

       		Stanley E. Larson
       		Stock Option Agreement

       		High Plains Corporation
       		1995 Employee Stock Purchase Plan

       		High Plains Corporation
        	1995 Key Management
        	Employee Stock Purchase Plan

       		(Full title of the Plans)

		     Raymond G. Friend
		 Executive Vice President and
		   Chief Financial Officer
     High Plains Corporation
    200 W. Douglas, Ste. 820
     Wichita, Kansas  67202
        (316) 269-4310
(Name, address, including zip code, and telephone number, including area code,
 		of agent for service)

Copy to:

       	Gary D. Gilson, Esq.
	Blackwell Sanders Matheny Weary & Lombardi
	   10855 W. Dodge Road, Ste. 240
      	Omaha, Nebraska  68154
         	(402) 691-5000




CALCULATION OF REGISTRATION FEE


Title of Securities          			    Proposed	       	 Proposed Maximum	  Amount of
to be             Amount to be     	Maximum Offering	 Aggregate Offering	Registration
Registered      	 Registered      	 Price Per Share   Price          Fee

Common Stock, par	12,275 shares(1) 	$5.25(2)	         $64,444        $22.22
value $.10 per share
("Common Stock")

Common Stock    		539,725 shares(1)	$4.50(3)         	$2,428,763	    $837.50

Common Stock		    250,267 shares(1)	$5.25(4)         	$1,313,902     $453.07

Common Stock	    	72,000 shares(1) 	$6.125(5)        	$441,000       $152.07

Common Stock	    	50,000 shares(1) 	$5.50(6)         	$275,000	      $94.83

Common Stock	    	86,400 shares(1) 	$5.625(7)        	$486,000	      $167.59

Common Stock    		921,333 shares(1)	$4.50(8)         	$4,145,999    	$1,429.65

Common Stock    		50,000 shares(1) 	$7.13(9)         	$356,500	     	$122.93

Common Stock   			80,000 shares  			$2.25(10)      	  $180,000    			$62.07

Common Stock   			250,000 shares  		$2.25(11)      	  $562,500		     $193.97


         TOTAL  		2,312,000								                                 	$3,535.90

(1)	Issuable upon exercise of plan options.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to
   	Rule 457(h), based upon the exercise price of $5.25 per share of Common Stock for
	   shares subject to options previously granted under the High Plains Corporation
	   1990 Stock Option Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to
   	Rule 457(h) for shares issuable upon exercise of options that may be granted in
	   the future under the High Plains Corporation 1990 Stock Option Plan.  The price
	   is based upon the average of the high and low prices of the Common Stock on
	   January 12, 1996, as reported on the NASDAQ National Market System.


(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the exercise price of $5.25 per share of Common Stock for shares subject to options previously granted under the High Plains Corporation 1992 Stock Option Plan.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the exercise price of $6.125 per share of Common Stock for shares subject to options previously granted under the High Plains Corporation 1992 Stock Option Plan.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the exercise price of $5.50 per share of Common Stock for shares subject to options previously granted under the High Plains Corporation 1992 Stock Option Plan.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the exercise price of $5.625 per share of Common Stock for shares subject to options previously granted under the High Plains Corporation 1992 Stock Option Plan.

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) for shares issuable upon exercise of options that may be granted in the future under the High Plains Corporation 1992 Stock Option Plan. The price is based upon the average of the high and low prices of the Common Stock on January 12, 1996, as reported on the NASDAQ National Market System.

(9)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the exercise price of $7.13 per share of Common Stock for shares subject to options previously granted under the Stanley E. Larson Stock Option Agreement, dated September 23, 1994.

(10)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The price is based upon the average of the high and low prices of the Common Stock on January 12, 1996, as reported on the NASDAQ National Market System, and, pursuant to the provisions of the High Plains Corporation 1995 Employee Stock Purchase Plan which established a purchase price equal to 50% of the fair market value of the Company's Common Stock, is 50% of such average price.

(11)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The price is based upon the average of the high and low prices of the Common Stock on January 12, 1996, as reported on the NASDAQ National Market System, and, pursuant to the provisions of the High Plains Corporation 1995 Key Management Employee Stock Purchase Plan which established a purchase price equal to 50% of the fair market value of the Company's Common Stock, is 50% of such average price.


	PART II

	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by High Plains Corporation
(the "Company") with the Securities and Exchange Commission (the
"Commission") are incorporated in and made a part of this Registration Statement by reference:

(1)	The Company's Annual Report on Form 10-K for the
   	fiscal year ended June 30, 1995;

(2)	The Company's Quarterly Report on Form 10-Q for the
   	quarter ended September 30, 1995;

(3)	The Company's Current Report on Form 8-K dated
   	November 10, 1995; and

(4)	The description of the Company's Common Stock
   	contained in the Company's Registration Statement on
	   Form 8-A, as filed with the Commission on December 31, 1987, including any amendment or report filed for the purpose of updating such description.

All other documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement, to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 17-6305 of the Kansas General Corporation Code
(the "KGCC") provides that in the case of any action other than by or in the right of the corporation and subject to the procedures and limitations stated therein, a corporation may indemnify any person who is made a party or threatened to be made a party by reason of his or her being or having been a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 17-6305 of the KGCC also permits a corporation to indemnify officers and directors in actions, suits or proceedings brought by or on behalf of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged liable to the corporation. The statute provides that such indemnification is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Article NINTH of the Company's Articles of Incorporation (the "Charter") provides that the Company shall, to the fullest extent permitted by Section 17-6305 of the KGCC or any successor provision, indemnify all persons whom it may indemnify pursuant thereto.

As permitted by Section 17-6002(b)(8) of the KGCC, Article EIGHTH of the Company's Charter includes a provision that provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the KGCC.

The Company maintains an insurance policy under which directors and officers are insured, within the limits and subject to the limitations of the policy, against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit
Number			   Exhibit

4.1  	Articles of Incorporation, as amended, of the Company
	     (incorporated herein by reference to Exhibits 3.1 through 3.10 to the Company's Registration Statement on Form S-1, dated February 9, 1993, Reg. No. 33-58026 (the "1993
     	S-1")).

4.2	  Certificate of Correction of Certificate of Amendment to
	     Articles of Incorporation of the Company, dated March 22,
	     1993.

4.3  	Certificate of Amendment to Articles of Incorporation of
	     the Company, dated October 14, 1994 (incorporated herein by reference to Exhibit 3-7 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995).

4.4  	Certificate of Amendment of Articles of Incorporation of
	     the Company, dated November 22, 1994 (incorporated herein by reference to Exhibit 3-8 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995).

4.5  	Amended Bylaws, as amended, of the Company (incorporated
	     herein by reference to Exhibits 3.5 and 3.6 to the Company's Registration Statement on Form S-1, dated April 18, 1988, Reg. No. 33-21288 (the "1988 S-1")).

4.6	  Form of Common Stock certificate (incorporated herein by
	     reference to Exhibit 4.1 to the 1988 S-1).

4.7	  Form of Series 11-1/2% Convertible Preferred Stock
	     certificate (incorporated herein by reference to Exhibit
     	4.2 to the 1988 S-1).

4.8  	Certificate of Designation, Preferences, Rights and
	     Limitations of the Series 11-1/2% Convertible Preferred Stock, dated May 23, 1989 (incorporated herein by reference to Exhibit 3.9 to the 1993 S-1).

4.9	  High Plains Corporation 1990 Stock Option Plan
	     (incorporated herein by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-8 and Form S-3, dated June 27, 1994, Registration No. 33-80832 (the "1994 Registration Statement on Form S-8 and Form S-3").

4.10	 High Plains Corporation 1992 Stock Option Plan
	     (incorporated herein by reference to Exhibit 4.7 to the Company's 1994 Registration Statement on Form S-8 and Form S-3).

4.11 	Amendment No. 1 dated November 18, 1994 to High Plains
	     Corporation 1990 Stock Option Plan.

4.12 	Amendment dated November 18, 1994 to High Plains
	     Corporation 1992 Stock Option Plan.

4.13 	Stanley E. Larson Stock Option Agreement, dated September
	     23, 1994.

4.14 	High Plains Corporation 1995 Employee Stock Purchase Plan.

4.15 	High Plains Corporation 1995 Key Management Employee Stock
	     Purchase Plan.

5.1  	Opinion of Blackwell Sanders Matheny Weary & Lombardi.

23.1 	Consent of Allen, Gibbs & Houlik L.C.

23.2 	Consent of Blackwell Sanders Matheny Weary & Lombardi
	     (contained in Exhibit 5.1 hereto).

24.1 	Power of Attorney (contained on signature pages hereto).

Item 9.	Undertakings.

Rule 415 Offering.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or
   	sales are being made, a post-effective amendment to this registration statement;

    (i)	To include any prospectus required by Section
	       10(a)(3) of the Securities Act of 1933 (the "1933
       	Act");

    (ii)	To reflect in the prospectus any facts or
	       events arising after the effective date of the registration statement (or the most recent post-
       	effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii)	To include any material information with
	       respect to the plan of distribution not previously disclosed in the registration statement or any
       	material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange
Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability
under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents By Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on January 19, 1996.


                                  HIGH PLAINS CORPORATION


                                  By:/Stanley E. Larson
                                     Chairman of the Board
                                     and President


POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stanley E. Larson and Raymond G. Friend, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	          Title	                    Date


/Stanley E. Larson  Chairman of the Board,   	January 19, 1996
                    President and
                    Director (Principal
                    Executive Officer)

/H.T. Ritchie       Secretary and Director   	January 19, 1996


/Roger D. Skaer     Treasurer and Director   	January 19, 1996


/Daniel O. Skolness Director                 	January 19, 1996


/Donald M. Wright   Director	                 January 19, 1996


/John F. Chivers    Directo r	                January 19, 1996


/Raymond G. Friend  Executive Vice President  January 19, 1996
                    and Chief Financial
                    Officer (Principal Financial
                    and Accounting Officer)

EXHIBIT INDEX
Exhibit
Number		Exhibit

4.1 	Articles of Incorporation, as amended, of the Company (incorporated herein by reference to Exhibits 3.1 through 3.10 to the Company's Registration Statement on Form S-1, dated February 9, 1993,
     Reg. No. 33-58026 (the "1993 S-1")).

4.2 Certificate of Correction of Certificate of Amendment to Articles of Incorporation of the Company, dated March 22, 1993.*

4.3 	Certificate of Amendment to Articles of Incorporation of the Company, dated
     October 14, 1994 (incorporated herein by reference to Exhibit 3-7 to the
     Company's Annual Report on Form 10-K for the fiscal year ended
     June 30, 1995).

4.4 	Certificate of Amendment of Articles of Incorporation of the Company, dated
     November 22, 1994 (incorporated herein by reference to Exhibit 3-8 to the
     Company's Annual Report on Form 10-K for the fiscal year ended
     June 30, 1995).

4.5 	Amended Bylaws, as amended, of the Company (incorporated herein by reference to Exhibits 3.5 and 3.6 to the Company's Registration Statement on Form S-1, dated April 18, 1988, Reg. No. 33-21288 (the "1988 S-1")).

4.6 	Form of Common Stock certificate (incorporated herein by reference to
     Exhibit 4.1 to the 1988 S-1).

4.7 	Form of Series 11-1/2% Convertible Preferred Stock certificate
     (incorporated herein by reference to Exhibit 4.2 to the 1988 S-1).

4.8 	Certificate of Designation, Preferences, Rights and Limitations of the
     Series 11-1/2% Convertible Preferred Stock, dated May 23,1989 (incorporated herein by reference to Exhibit 3.9 to the 1993 S-1).

4.9 	High Plains Corporation 1990 Stock Option Plan (incorporated herein by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-8 and Form S-3, dated June 27, 1994, Registration No. 33-80832 (the "1994 Registration Statement on Form S-8 and Form S-3")).

4.10	High Plains Corporation 1992 Stock Option Plan (incorporated herein by reference to Exhibit 4.7 to the Company's 1994 Registration Statement on Form S-8 and Form S-3).

4.11	Amendment No. 1 dated November 18, 1994 to High Plains Corporation 1990
     Stock Option Plan.*

4.12	Amendment dated November 18, 1994 to High Plains Corporation 1992 Stock
     Option Plan.*

4.13	Stanley E. Larson Stock Option Agreement, dated September 23, 1994.*

4.14	High Plains Corporation 1995 Employee Stock Purchase Plan.*

4.15	High Plains Corporation 1995 Key Management Employee Stock Purchase Plan.*

5.1	Opinion of Blackwell Sanders Matheny Weary & Lombardi.*

23.1	Consent of Allen, Gibbs & Houlik, L.C.*

23.2	Consent of Blackwell Sanders Matheny Weary & Lombardi
     (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature pages hereto).





  *Filed herewith.